The Providence Service Corporation Reports
Third Quarter 2020 Financial Results

ATLANTA, GA – November 6, 2020 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), the nation’s largest provider of non-emergency medical transportation (“NEMT”) programs and holder of a minority interest in Matrix Medical Network, today reported financial results for the three months ended September 30, 2020.

Third Quarter 2020 Highlights:
•Revenue of $320.6 million
•Income from continuing operations, net of tax, of $38.9 million or $2.51 per diluted common share
•Adjusted EBITDA of $55.3 million, Adjusted Net Income of $38.2 million and Adjusted EPS of $2.69
•Net cash provided by operating activities during the quarter of $140.0 million
•Cash and cash equivalents of $183.3 million at September 30, with no debt outstanding
•Matrix, on a standalone basis, achieved net income of $21.4 million and Adjusted EBITDA of $54.3 million
•On September 28, 2020, Providence entered into a definitive agreement to acquire Simplura Health Group, a leading provider of non-medical home care services, in an all-cash deal for $575 million

Daniel E. Greenleaf, President and Chief Executive Officer, said, “Providence’s third quarter Adjusted EBITDA of $55.3 million exceeded the prior year comparable figure primarily due to lower operating expenses driven by our six-pillar growth strategy, meaningful contribution from National MedTrans and lower utilization under our capitated contracts. During the quarter we continued to make excellent operational and strategic progress in our transformation of the business. Of note, we advanced key technology and contact center optimization initiatives that will enhance the member experience and streamline operations. And, in September 2020, we took a major step to drive transformational growth by entering into a definitive agreement to acquire Simplura Health Group, a leader in non-medical personal care in the home. With financing in place, this acquisition remains on target to close in the fourth quarter of 2020.”

Mr. Greenleaf continued, “Simplura participates in an estimated $55 billion market that is highly fragmented and rapidly expanding, providing us a complementary growth platform that dovetails well with non-emergency medical transportation. We both are focused on social determinants of health, providing value-based care and solutions to similar vulnerable patient populations while partnering with many of the same payor groups. We believe that Simplura stands at the forefront of an exciting long-tailed growth opportunity, particularly as networks continue to narrow and the industry consolidates. Going forward, through a combination of smart capital allocation and operational excellence, we aim to build substantial long-term value for our customers and shareholders.”

Mr. Greenleaf concluded, “Finally, we commend the team at Matrix for their success turning around their business. For the third quarter of 2020, Matrix’s revenue was $140.7 million compared to $71.7 million in the third quarter of 2019, operating income was $35.5 million compared to an operating loss of $2.6 million and Adjusted EBITDA was $54.3 million compared to $10.0 million. During the first nine months of 2020 Matrix generated revenue of $292.7 million, up from $210.8 million in the same period last year, operating income of $49.1 million, up from an operating loss of $0.5 million, and Adjusted EBITDA of $97.0 million, up from $37.7 million. In addition, Matrix announced the acquisition of Biocerna, a certified and accredited laboratory that will provide a meaningful opportunity for continued growth.”

Third Quarter 2020 Results

For the third quarter of 2020, the Company reported revenue of $320.6 million, a decrease of 18.5% from $393.4 million in the third quarter of 2019.

Operating income was $43.3 million, or 13.5% of revenue, in the third quarter of 2020, compared to operating income of $17.0 million, or 4.3% of revenue, in the third quarter of 2019. Income from continuing operations, net of tax, in the third quarter of 2020 was $38.9 million, or $2.51 per diluted common share, compared to income from continuing operations, net of tax, of $8.6 million, or $0.50 per diluted common share, in the third quarter of 2019.

Adjusted EBITDA was $55.3 million, or 17.2% of revenue, in the third quarter of 2020, compared to $23.1 million, or 5.9% of revenue, in the third quarter of 2019.

Adjusted Net Income in the third quarter of 2020 was $38.2 million, or $2.69 per diluted common share, compared to $13.3 million, or $0.81 per diluted common share, in the third quarter of 2019.

The quarter-over-quarter decrease in revenue was primarily due to lower trip volume caused by the impact of COVID-19. This lower volume resulted in a reduction of revenue in the current quarter in line with margin limitations that govern some of our profit corridor and reconciliation payor contracts. Additionally, revenue was negatively impacted by our exit from certain contracts for which we no longer provide services. The decreases were partially offset by $27.7 million of incremental revenue from National MedTrans.

Adjusted EBITDA increased in the third quarter of 2020 due to cost savings and productivity initiatives associated with the Company's six-pillar growth strategy in addition to incremental margin from National MedTrans and lower utilization and contact center activity due to COVID-19. This was partially offset by higher corporate general and administrative cost as the Company continued to make investments in its employees and technology.

Matrix - Equity Investment

For the third quarter of 2020, Matrix’s revenue was $140.7 million, an increase of 96.4% from $71.7 million in the third quarter of 2019. Matrix had operating income of $35.5 million for the third quarter of 2020, compared to an operating loss of $2.6 million for the third quarter of 2019.

Providence recorded income of $10.3 million related to its Matrix equity investment compared to a loss of $3.2 million for the third quarter of 2019. For the third quarter of 2020, Matrix recorded Adjusted EBITDA of $54.3 million, or 38.6% of revenue, compared to $10.0 million, or 14.0% of revenue, for the third quarter of 2019.

Matrix’s Adjusted EBITDA for the quarter was positively impacted by its continued success with its new Employee Health and Wellness solution, signing several new contracts with well-known employers and organizations. Matrix’s in-home and telehealth comprehensive health assessments continued to ramp during the quarter.

On October 2, 2020, Matrix announced the acquisition of Biocerna, a CLIA-certified and CAP-accredited laboratory dedicated to delivering clinical diagnostics tests to improve patients’ safety and quality of care. Biocerna has developed innovative assays, including for COVID-19 testing, that will allow Matrix to provide safe and expedient testing services to Matrix's clients. Biocerna is located in Fulton, Maryland and has significant clinical diagnostics and testing support for clinical trials.

As of September 30, 2020, Matrix had $255.0 million in net debt and Providence's ownership interest was 43.6%.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results on Friday, November 6, 2020 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com). To access the call, please dial:

US toll-free: 1 (877) 423 9820
International: 1 (201) 493 6749

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation, through its fully-owned subsidiary LogistiCare Solutions, LLC, is the nation's largest manager of non-emergency medical transportation programs for state governments and managed care organizations. Its range of services includes call center management, network credentialing, vendor payment management and non-

emergency medical transport management. The Company also holds a minority interest in Matrix Medical Network which provides a broad array of assessment and care management services to individuals that improve health outcomes and health plan financial performance. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes EBITDA and Adjusted EBITDA for the Company and its segments, as well as Adjusted Net Income and Adjusted EPS, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including costs related to our corporate reorganization, (2) equity in net (income) loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) certain transaction and related costs, and (5) COVID-19 related costs. Adjusted Net Income is defined as income from continuing operations, net of taxes, before certain items, including (1) restructuring and related charges, (2) equity in net (income) loss of investee, (3) certain litigation related expenses, settlement income or other negotiated settlements relating to certain matters from prior periods, (4) intangible asset amortization, (5) certain transaction and related costs, (6) COVID-19 related costs, (7) tax impacts from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") and (8) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock and (2) adjusted net income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. Our non-GAAP performance measures exclude certain expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net gain or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: the early termination or non-renewal of contracts; our ability to successfully respond to governmental requests for proposal; our ability to fulfill our contractual obligations; our ability to identify and successfully complete and integrate acquisitions; our ability to identify and realize the benefits of strategic initiatives; the loss of any of the significant payors from whom we generate a significant amount of our revenue; our ability to accurately estimate the cost of performing under certain capitated contracts; our ability to match the timing of the costs of new contracts with its related revenue; the outcome of pending or future litigation; our ability to attract and retain senior management and other qualified employees; our ability to successfully complete recent divestitures or business termination; the accuracy of representations and warranties and strength of related indemnities provided to us in acquisitions or claims made against us for representations and warranties and related indemnities in our dispositions; our ability to effectively compete in the marketplace; inadequacies in or security breaches of our information technology systems, including our ability to protect private data; the impact of COVID-19 on us (including: the duration and scope of the pandemic; governmental, business and individuals’ actions taken in response to the pandemic; economic activity and actions taken in response; the effect on our clients and client demand for our services; and the ability of our clients to pay for our services); seasonal fluctuations in our operations; impairment of long-lived assets; the adequacy of our insurance coverage for automobile, general liability, professional liability and workers’ compensation; damage to our reputation by inaccurate, misleading or negative media coverage; our ability to comply with government healthcare and other regulations; changes in budgetary priorities of government entities that fund our services; failure to adequately comply with patient and service user information regulations; possible actions under Medicare and Medicaid programs for false claims or recoupment of funds for noncompliance; changes in the regulatory landscape applicable to Matrix; changes to our estimated income tax liability from audits or otherwise; our ability to meet restrictive covenants in our credit agreement; the costs of complying with public company reporting obligations; and the accuracy of our accounting estimates and assumptions.

The Company has provided additional information in our annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward- looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kalle Ahl, The Equity Group
(212) 836-9614
kahl@equityny.com

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The Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Service revenue, net	$320,619	$393,385	$970,166	$1,125,111

Operating expenses:
Service expense	235,543	356,271	764,310	1,042,717
General and administrative expense	34,441	15,979	86,435	52,241
Depreciation and amortization	7,301	4,148	17,199	12,976
Total operating expenses	277,285	376,398	867,944	1,107,934

Operating income	43,334	16,987	102,222	17,177

Other expenses (income):
Interest expense, net	379	188	2,118	793
Other income	—	(66)	—	(199)
Equity in net (income) loss of investee	(10,325)	3,188	(12,200)	6,159
Income from continuing operations before income taxes	53,280	13,677	112,304	10,424
Provision for income taxes	14,360	5,097	19,785	3,940
Income from continuing operations, net of tax	38,920	8,580	92,519	6,484
(Loss) income from discontinued operations, net of tax	(115)	(426)	(618)	540
Net income	$38,805	$8,154	$91,901	$7,024

Net income attributable to common stockholders	$35,346	$6,104	$34,563	$3,230

Basic earnings (loss) per common share:
Continuing operations	$2.53	$0.50	$2.63	$0.21
Discontinued operations	(0.01)	(0.03)	(0.05)	0.04
Basic earnings per common share	$2.52	$0.47	$2.58	$0.25

Diluted earnings (loss) per common share:
Continuing operations	$2.51	$0.50	$2.62	$0.21
Discontinued operations	(0.01)	(0.03)	(0.05)	0.04
Diluted earnings per common share	$2.50	$0.47	$2.57	$0.25

Weighted-average number of common
shares outstanding:
Basic	14,026,039	12,993,934	13,367,605	12,956,222
Diluted	14,133,904	13,004,449	13,415,344	12,977,598

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The Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$183,277	$61,365
Accounts receivable, net of allowance	164,944	180,416
Other current assets (1)	30,758	14,491
Current assets of discontinued operations (2)	357	155
Total current assets	379,336	256,427
Operating lease right-of-use assets	18,814	20,095
Property and equipment, net	21,048	23,243
Goodwill and intangible assets, net	222,574	155,127
Equity investment	141,292	130,869
Other assets	8,571	11,620
Total assets	$791,635	$597,381

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of finance lease liabilities	$148	$308
Current portion of operating lease liabilities	6,680	6,730
Other current liabilities (3)	262,032	141,718
Current liabilities of discontinued operations (2)	1,734	1,430
Total current liabilities	270,594	150,186
Finance lease liabilities, less current portion	—	45
Operating lease liabilities, less current portion	13,015	14,502
Long-term contracts payable	50,244	—
Other long-term liabilities (4)	47,715	37,936
Total liabilities	381,568	202,669

Mezzanine and stockholders' equity
Convertible preferred stock, net	—	77,120
Stockholders' equity	410,067	317,592
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$791,635	$597,381

(1) Includes other receivables, prepaid expenses and short-term restricted cash.
(2) Includes assets or liabilities primarily related to WD Services' former Saudi Arabian operation.
(3) Includes accounts payable, accrued expenses, accrued transportation costs, deferred revenue and self-funded insurance programs.
(4) Includes other long-term liabilities and deferred tax liabilities.

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The Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands) (1)

	Nine months ended September 30,
	2020	2019
Operating activities
Net income	$91,901	$7,024
Depreciation and amortization	17,199	12,976
Stock-based compensation	2,949	4,247
Equity in net (income) loss of investee	(12,200)	6,159
Other non-cash items	16,534	10,466
Changes in working capital	170,843	(803)
Net cash provided by operating activities	287,226	40,069
Investing activities
Purchase of property and equipment	(4,786)	(7,302)
Acquisition, net of cash acquired	(77,665)	—
Net cash used in investing activities	(82,451)	(7,302)
Financing activities
Proceeds from debt	162,000	12,000
Repayment of debt	(162,000)	(12,000)
Preferred stock redemption payment	(88,743)	—
Preferred stock dividends	(1,988)	(3,295)
Repurchase of common stock, for treasury	(10,186)	(6,363)
Proceeds from common stock issued pursuant to stock option exercise	21,581	6,885
Restricted stock surrendered for employee tax payment	(92)	—
Other financing activities	(204)	(641)
Net cash used in financing activities	(79,632)	(3,414)
Net change in cash and cash equivalents	125,143	29,353
Cash, cash equivalents and restricted cash at beginning of period	61,673	12,367
Cash, cash equivalents and restricted cash at end of period	$186,816	$41,720

(1) Includes both continuing and discontinued operations.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three months ended September 30, 2020
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$320,619	$—	$320,619

Operating expenses:
Service expense	235,543	—	235,543
General and administrative expense	34,441	—	34,441
Depreciation and amortization	7,301	—	7,301
Total operating expenses	277,285	—	277,285

Operating income	43,334	—	43,334

Other expenses (income):
Interest expense, net	379	—	379
Equity in net income of investee	—	(10,325)	(10,325)
Income from continuing
operations before income taxes	42,955	10,325	53,280
Provision for income taxes	11,774	2,586	14,360
Income from continuing operations, net of taxes	31,181	7,739	38,920

Interest expense, net	379	—	379
Provision for income taxes	11,774	2,586	14,360
Depreciation and amortization	7,301	—	7,301

EBITDA	50,635	10,325	60,960

Restructuring and related charges (1)	969	—	969
Transaction costs (2)	3,579	—	3,579
COVID-19 related costs	118	—	118
Equity in net income of investee	—	(10,325)	(10,325)

Adjusted EBITDA	$55,301	$—	$55,301

(1) Restructuring and related charges include professional services costs of $0.6 million and severance and office closure costs of $0.4 million.
(2) Transaction costs include Circulation management incentive plan ("MIP") costs and acquisition costs related to Simplura and National MedTrans.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three months ended September 30, 2019
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$393,385	$—	$393,385

Operating expenses:
Service expense	356,271	—	356,271
General and administrative expense	15,979	—	15,979
Depreciation and amortization	4,148	—	4,148
Total operating expenses	376,398	—	376,398

Operating income	16,987	—	16,987

Other expenses (income):
Interest expense, net	188	—	188
Other income	(66)	—	(66)
Equity in net loss of investee	—	3,188	3,188
Income (loss) from continuing
operations, before income tax	16,865	(3,188)	13,677
Provision (benefit) for income taxes	5,694	(597)	5,097
Income (loss) from continuing operations, net of taxes	11,171	(2,591)	8,580

Interest expense, net	188	—	188
Provision (benefit) for income taxes	5,694	(597)	5,097
Depreciation and amortization	4,148	—	4,148

EBITDA	21,201	(3,188)	18,013

Restructuring and related charges (1)	901	—	901
Transaction costs (2)	950	—	950
Equity in net loss of investee	—	3,188	3,188

Adjusted EBITDA	$23,052	$—	$23,052

(1) Restructuring and related charges include organizational consolidation costs of $0.6 million, severance costs of $0.1 million and professional services costs of $0.1 million.
(2) Transaction costs include Circulation MIP and certain transaction-related expenses.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Nine months ended September 30, 2020
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$970,166	$—	$970,166

Operating expenses:
Service expense	764,310	—	764,310
General and administrative expense	86,435	—	86,435
Depreciation and amortization	17,199	—	17,199
Total operating expenses	867,944	—	867,944

Operating income	102,222	—	102,222

Other expenses (income):
Interest expense, net	2,118	—	2,118
Equity in net income of investee	—	(12,200)	(12,200)
Income from continuing
operations before income tax	100,104	12,200	112,304
Provision for income taxes	16,730	3,055	19,785
Income from continuing operations, net of taxes	83,374	9,145	92,519

Interest expense, net	2,118	—	2,118
Provision for income taxes	16,730	3,055	19,785
Depreciation and amortization	17,199	—	17,199

EBITDA	119,421	12,200	131,621

Restructuring and related charges (1)	3,277	—	3,277
Transaction costs (2)	4,700	—	4,700
COVID-19 related costs	349	—	349
Equity in net income of investee	—	(12,200)	(12,200)

Adjusted EBITDA	$127,747	$—	$127,747

(1) Restructuring and related charges include professional services of $1.7 million and severance and office closure costs of $1.6 million.
(2) Transaction costs include Circulation management incentive plan ("MIP") costs, acquisition costs related to Simplura and National MedTrans, and certain transaction-related expenses.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Nine months ended September 30, 2019
	NET Services	Matrix Investment	Total Continuing Operations

Service revenue, net	$1,125,111	$—	$1,125,111

Operating expenses:
Service expense	1,042,717	—	1,042,717
General and administrative expense	52,241	—	52,241
Depreciation and amortization	12,976	—	12,976
Total operating expenses	1,107,934	—	1,107,934

Operating income	17,177	—	17,177

Other expenses (income):
Interest expense, net	793	—	793
Other Income	(199)	—	(199)
Equity in net loss of investee	—	6,159	6,159
Income (loss) from continuing
operations, before income tax	16,583	(6,159)	10,424
Provision (benefit) for income taxes	5,014	(1,074)	3,940
Income (loss) from continuing operations, net of taxes	11,569	(5,085)	6,484

Interest expense, net	793	—	793
Provision (benefit) for income taxes	5,014	(1,074)	3,940
Depreciation and amortization	12,976	—	12,976

EBITDA	30,352	(6,159)	24,193

Restructuring and related charges (1)	5,371	—	5,371
Transaction costs (2)	5,288	—	5,288
Equity in net loss of investee	—	6,159	6,159
Litigation expense	9	—	9

Adjusted EBITDA	$41,020	$—	$41,020

(1) Restructuring and related charges include organizational consolidation costs of $3.7 million, severance costs of $1.5 million and professional services of $0.1 million.
(2) Transaction costs include Circulation MIP and certain transaction-related expenses.

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The Providence Service Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investment in Matrix Medical Network (1)
(in thousands)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue	$140,728	$71,663	$292,699	$210,807
Operating expense	94,509	63,021	213,219	177,603
Depreciation and amortization	10,730	11,282	30,406	33,746
Operating income (loss)	35,489	(2,640)	49,074	(542)

Interest expense	4,545	6,236	15,264	19,013
Provision (benefit) for income taxes	9,562	(1,970)	9,893	(4,501)
Net income (loss)	21,382	(6,906)	23,917	(15,054)

Interest	43.6%	43.6%	43.6%	43.6%
Net income (loss) - Equity Investment	9,318	(3,011)	10,423	(6,563)
Management fee and other	1,007	(177)	1,777	404
Equity in net income (loss) of investee	$10,325	$(3,188)	$12,200	$(6,159)

Cash	$67,560	$32,523
Total Debt (2)	$322,575	$325,875

(1)The results of our equity method investment are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.
(2)Represents long-term debt, excluding deferred financing costs.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)
(in thousands) (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue	$140,728	$71,663	$292,699	$210,807
Operating expense	94,509	63,021	213,219	177,603
Depreciation and amortization	10,730	11,282	30,406	33,746
Operating income (loss)	35,489	(2,640)	49,074	(542)

Interest expense	4,545	6,236	15,264	19,013
Provision (benefit) for income taxes	9,562	(1,970)	9,893	(4,501)
Net income (loss)	21,382	(6,906)	23,917	(15,054)

Depreciation and amortization	10,730	11,282	30,406	33,746
Interest expense	4,545	6,236	15,264	19,013
Provision (benefit) for income taxes	9,562	(1,970)	9,893	(4,501)
EBITDA	46,219	8,642	79,480	33,204
Management fees	2,169	501	3,838	1,798
Integration costs	—	—	—	1,488
Severance costs	286	771	1,223	771
Restructuring expense	3,781	—	3,781	—
COVID-19 related costs	1,507	—	6,599	—
Transaction costs	297	88	2,051	418
Adjusted EBITDA	$54,259	$10,002	$96,972	$37,679

(1) Providence accounts for its proportionate share of Matrix's results using the equity method. Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.

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The Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019

Income from continuing operations, net of tax	$38,920	$8,580	$92,519	$6,484

Restructuring and related charges (1)	969	901	3,277	5,686
Transaction costs (2)	3,579	950	4,700	5,288
Equity in net (income) loss of investee	(10,325)	3,188	(12,200)	6,159
Intangible amortization expense	4,884	1,559	10,219	4,676
Litigation expense, net	—	—	—	9
COVID-19 related costs	118	—	349	—
Tax impact of the CARES Act	—	—	(10,984)	—
Tax effected impact of adjustments	98	(1,868)	(1,733)	(6,989)

Adjusted Net Income	38,243	13,310	86,147	21,313

Dividends on convertible preferred stock	(27)	(1,109)	(1,988)	(3,295)
Income allocated to participating securities	(264)	(1,642)	(7,052)	(2,529)

Adjusted Net Income available to common stockholders	$37,952	$10,559	$77,107	$15,489

Adjusted earnings per share	$2.69	$0.81	$5.75	$1.19

Diluted weighted-average number of common shares outstanding	14,133,904	13,004,449	13,415,344	12,977,598

(1) Restructuring and related charges include severance, organizational consolidation costs and professional fees.
(2) Transaction costs include the MIP related to the Circulation acquisition, acquisition costs related to Simplura and National MedTrans, and certain other transaction-related expenses.

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